UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
(Amendment No. 1)
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2017
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CONVERGYS CORPORATION
(Exact name of registrant as specified in its charter)
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Ohio (State or other jurisdiction of incorporation)	1-14379 (Commission File Number)	31-1598292 (IRS Employer Identification No.)
201 East Fourth Street Cincinnati, Ohio (Address of principal executive offices)		45202 (Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Former name or former address, if changed since last report: Not applicable

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
Convergys Corporation is filing this amendment to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2017 (the “Original Form 8-K”) solely to correct the stated maturity date of the Term Loan Facility under the New Credit Agreement (as defined below) to March 3, 2019. The Original Form 8-K incorrectly stated that the Term Loan Facility matures on January 11, 2022. No other changes have been made to the information included in the Original Form 8-K or the exhibits filed therewith, which are restated below with this correction and attached hereto in their entirety.

Item 1.01. Entry into a Material Definitive Agreement.
The disclosures contained in “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” of this Current Report on Form 8-K and Exhibit 10.1 to this Current Report on Form 8-K are incorporated in this Item 1.01 by reference.
Item 1.02. Termination of a Material Definitive Agreement
The disclosures contained in “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” of this Current Report on Form 8-K and Exhibit 10.1 to this Current Report on Form 8-K are incorporated in this Item 1.02 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On January 11, 2017 (the “Effective Date”), Convergys Corporation, an Ohio corporation (the “Company”), entered into a Credit Agreement (the “New Credit Agreement”) with the lenders identified therein and Citibank, N.A., as Administrative Agent. The New Credit Agreement consists of a $215 million unsecured term loan facility (the “Term Loan Facility”) and a $300 million unsecured revolving credit facility (the “Revolving Credit Facility”). On the Effective Date, the Company incurred $100 million in initial term loan borrowings under the New Credit Agreement. The Term Loan Facility matures on March 3, 2019 and the Revolving Credit Facility matures on January 11, 2022, provided that the Revolving Credit Facility may be extended, at the Company’s option, for two additional periods of one year, subject to the satisfaction of certain conditions set forth in the New Credit Agreement.
The New Credit Agreement replaces the Company’s existing credit agreement (the “Existing Credit Agreement”), which consisted of a $300 million unsecured revolving credit facility and a $350 million term loan facility that had approximately $215 million of term loan borrowings remaining outstanding as of September 30, 2016. The Existing Credit Agreement was scheduled to mature in March 2019. In connection with the closing of the New Credit Agreement, the Existing Credit Agreement was terminated and all borrowings outstanding thereunder were repaid in full.
Aggregate borrowing capacity under the New Credit Agreement may be increased, at the Company’s option, by up to an additional $250 million by increasing the amount of the Revolving Credit Facility or by incurring additional term loans, in each case subject to the satisfaction of certain conditions set forth in the New Credit Agreement, including the receipt of additional commitments for such increase. Borrowings outstanding under the New Credit Agreement may be repaid from time to time without premium or penalty, other than customary breakage costs, if any.
The Company’s obligations under the New Credit Agreement are guaranteed by certain of the Company’s subsidiaries (the “Guarantors”) and rank equal in right of payment with all other senior unsecured obligations of the Company and the Guarantors.
Borrowings outstanding under the New Credit Agreement bear interest at a fluctuating rate per annum equal to, at the Company’s option, either (a) the applicable adjusted LIBOR plus a spread based on the Company’s total net leverage ratio, which spread will initially be 150 basis points or (b) a base rate (equal to the higher of the Administrative Agent’s prime rate, the federal fund rate plus 0.50%, and the one-month adjusted LIBOR plus 1.0%) plus a spread based on the Company’s total net leverage ratio, which spread will initially be 50 basis points. Competitive loans pursuant to the New Credit Agreement will bear interest at the rate agreed to between the Company and the applicable lender. The Company is also obligated to pay a commitment fee on a quarterly basis on the unused portion of the commitments under the Revolving Credit Facility based on the Company’s total net leverage ratio, which fee will initially be 25 basis points.
Except as set forth above, the terms of the New Credit Agreement are substantially consistent with the terms of the Existing Credit Agreement. In particular, the New Credit Agreement imposes certain customary restrictions on the Company and its subsidiaries, including restrictions pertaining to: (i) the incurrence of additional indebtedness; (ii) liens; (iii) sale and lease-back transactions; (iv) mergers and dissolutions; (v) transactions with affiliates; (vi) agreements limiting certain liens; (vii) hedging agreements; (viii) certain dividend, distribution and other payments; and (ix) the maintenance of certain consolidated interest coverage and total net leverage ratios. The New Credit Agreement also contains customary events of default. If a default occurs and is continuing, the Company may be required to repay all amounts outstanding under the New Credit Agreement.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 2.03 by reference.
The Credit Agreement contains representations and warranties that were made by the parties thereto for purposes of the Credit Agreement. These representations and warranties were made as of specific dates, are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of the Credit Agreement, may be subject to contractual standards of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. The Credit Agreement is not intended to be and should not be relied upon as a source of factual, business or operational information about the Company beyond information regarding the legal relationships between the parties to the Credit Agreement.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits:
Exhibit No.    Description

10.1	Credit Agreement, dated as of January 11, 2017, by and among Convergys Corporation, the lenders party thereto, and Citibank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By: /s/ Jarrod B. Pontius
Jarrod B. Pontius
General Counsel and
Chief Administrative Officer

Date: January 13, 2017

EXHIBIT INDEX

Exhibit No.    Description

10.1	Credit Agreement, dated as of January 11, 2017, by and among Convergys Corporation, the lenders party thereto, and Citibank, N.A., as Administrative Agent.

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